Exhibit 99.1

BIOLASE Postpones Form 10-K Filing

BIOLASE Reports Preliminary Fourth Quarter Revenue of $19.2 million

SAN CLEMENTE, CA, Mar 17, 2005 (MARKET WIRE via COMTEX) — BIOLASE Technology, Inc. (NASDAQ: BLTI), a medical technology company that develops, manufactures and markets lasers and related products for dental and medical applications, announced today the postponement of its Form 10-K for the fiscal year 2004. At this time, the Company has not completed its financial statements or management’s assessment of the effectiveness of internal control over financial reporting for the fiscal year 2004. The remaining open items include, but are not limited to, the evaluation and accounting treatment of the previously announced Diodem transaction as well as other areas discussed below. The Company also expects, upon completion of management’s assessment of internal control over financial reporting as required by the Sarbanes-Oxley Act Section 404, to identify significant deficiencies and potentially material weaknesses in its internal control, particularly in the areas of inventory, accruals, deferred revenue and sales tax. At this time, the Company has not completed its assessment and therefore is unable to identify areas of internal control that may have material weaknesses. However, management may identify control deficiencies that result in material weaknesses as it completes its assessment of internal control over financial reporting. If material weaknesses exist, management will be required to conclude, and report in its 2004 Form 10-K, that its internal control over financial reporting was not effective at December 31, 2004. Likewise, in this event, the Company’s independent registered public accounting firm would be required to issue an adverse opinion on the effectiveness of its internal control over financial reporting.

During the course of the 2004 financial closing process, management became aware of potential adjustments to prior periods relating to the following items: (i) approximately $1.0 million to $1.5 million in under accrued sales tax and value-added tax obligations in 2002 and 2003, which may be partially reversed due to settlements of such obligations during 2004; (ii) deferral of approximately $350,000 of revenue that was originally recognized in 2003 to 2004; and (iii) corrections to certain accrued liabilities aggregating approximately $325,000 during 2003 and the quarters in 2004. Management is currently in the process of assessing the impact and the materiality of these potential adjustments on prior periods. None of these potential adjustments affect the current cash flows of the Company.

Robert E. Grant, President and CEO, stated, “We regret the delay and appreciate the patience of our stockholders as the Company works to complete its financial closing process. Although the Sarbanes-Oxley Act Section 404 compliance has been a significant challenge for the Company, we believe our efforts to improve our internal control and procedures will make our Company stronger in the long term.”

Total revenue for the fourth quarter of 2004 is expected to be approximately $19.2 million. Gross margins are expected to be approximately 58% for the fourth quarter due to increased manufacturing costs related to initial start-up production of the Waterlase MD. Sales and marketing expenses and engineering and development expenses for the fourth quarter are expected to be approximately $6.6 million and $1.1 million, respectively. As previously stated in our press release dated January 27, 2004, we expect to incur a loss for the fourth quarter and for the full 2004 fiscal year. At December 31, 2004, the Company had total cash, cash equivalents and short-term investments of approximately $31.4 million and accounts receivable of approximately $9.8 million. During the fourth quarter of 2004, the Company substantially completed its share repurchase program with the repurchase of 438,500 shares at an average price of $6.76 per share. The Company’s total share repurchase now totals 1,963,500 shares at an average price of $8.35 per share, amounting to $16.4 million.

“During the fourth quarter, we experienced strong demand for the Waterlase MD laser system, shipping over 190 systems, which represented approximately 60% of all Waterlase system revenue in the fourth quarter. We are working diligently with our suppliers to ensure appropriate and continuous supply of parts both in quantity and quality as we strive to meet the needs of our customers,” commented, Robert E. Grant, President and CEO.

About BIOLASE

BIOLASE Technology, Inc. (http://www.biolase.com) is a medical technology company that designs, manufacturers and markets proprietary dental laser systems that allow dentists, oral surgeons and other specialists to perform a broad range of common dental procedures, including cosmetic applications. The company’s products incorporate patented and patent pending technologies focused on reducing pain and improving clinical results. Its primary product, the Waterlase(R) system, is the best selling dental laser system. The Waterlase(R) system uses a patented combination of water and laser to precisely cut hard tissue, such as bone and teeth, and soft tissue, such as gums, with minimal or no damage to surrounding tissue. The company also offers the LaserSmile(TM) system, which uses a laser to perform soft tissue and cosmetic procedures, including tooth whitening.

This release may contain forward-looking statements that are based on the current expectations and estimates by our management. These forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Forward-looking statements in this release include statements regarding our expected revenue, Waterlase MD sales, gross margins, sales and marketing expenses, engineering and development expenses, general and administrative expenses, Sarbanes-Oxley implementation, cash flow from operations, total cash balance, accounts receivable balance, share repurchase program, revenue growth, the type and amount of potential adjustments to prior periods, our expectations about improvements in our internal controls and success of our technology, expectations about improved business in the future and market acceptance of our products. These statements speak only as of the date hereof, are based upon the information available to us now, are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Such information is subject to change, and we undertake no obligation to update such statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, completion of our evaluation of our fiscal results for 2004, completion of our analysis of potential adjustments to our prior periods, our future operating results and expenses, anticipated cost savings as a result of the settlement of litigation, expectations about product development and licensing opportunities, variation in demand for our products, changes in the market acceptance of our products, introduction of new products by competitors, adverse market and political conditions, both in the United States and internationally, technological advancements in our target markets, availability and pricing of competing products and technologies, effectiveness of our expense and product cost control efforts, difficulties in managing our growth, if any, intellectual property disputes, natural disasters and other events beyond our control, as well as other factors detailed in our filings with the Securities and Exchange Commission.

For further information, please contact:

Robert E. Grant

President & CEO

John W. Hohener

Executive Vice President and CFO

Or

Scott Jorgensen

Director of Finance & Investor Relations

BIOLASE Technology, Inc.

+1-949-361-1200

SOURCE: BIOLASE Technology, Inc.